                                                                    EXHIBIT 23.2


    After the reverse stock split discussed in Note 13 to the Puro Water Group, Inc.'s financial statements is effected, we expect to be in a position to render the following consent.

                                          Arthur Andersen LLP


January 2, 1997


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our reports dated May 1, 1996 (except for the matters described in Note 13, as to
which the date is            , 1997) and May 1, 1996 and to all references to
our Firm included in or made a part of this registration statement.


New York, New York
             , 1996